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EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT

         COMPANY NAME                                           JURISDICTION OF
         ------------                                           INCORPORATION
                                                                -------------

     Audio Consultants Co., Ltd.                                Hong Kong

     Audio Consultants (Macau) Company Limited                  Macau

     Dynacord France S.A.                                       France

     EVI Audio (Aust) PTY Limited                               Australia

     EVI Audio France S.A.                                      France

     EVI Audio GmbH                                             Germany

     EVI Audio Holdings (Deutschland) GmbH                      Germany

     EVI Audio (Hong Kong) Ltd.                                 Hong Kong

     EVI Audio Japan, Ltd.                                      Japan

     Klark Teknik Group (UK) PLC                                England

     Saguaro Electronica, S.A. de C.V.                          Mexico

     Shuttlesound Limited                                       England

     TCI Exports Limited                                        Barbados

     Telex Communications International, Ltd.                   Delaware, U.S.

     Telex Communications, Ltd.                                 Ontario, Canada

     Telex Communications, S.A. de C.V.                         Mexico

     Telex Communications (SEA) PTE, Ltd.                       Singapore

     Telex Communications (UK) Ltd.                             England

     Telex Holdings (UK) Ltd.                                   England

     Tecnologia Especializada EDD, S.A. de C.V.                 Mexico